MesaLabs

NASDAQ: MLAB

Key Contacts:
Gary Owens, President and CEO
John Sakys, VP Finance and CFO
John Sullivan, Chairman, Investor Relations
InvestorRelations@mesalabs.com
Phone – 303-987-8000

MesaLabs

Safe Harbor Statement

The information provided in this presentation contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Generally, the words "believe," "estimate," "expect," "project," "anticipate," "intend," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2017, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

We refer to certain non-GAAP financial measures in this presentation including adjusted operating income ("AOI") which is defined to exclude the non-cash impact of amortization of intangible assets and stock based compensation expense. Reconciliations of certain of the non-GAAP financial measures (including AOI) to the most directly comparable GAAP financial statements can be found in various reports that are filed with the SEC.

MesaLabs

At a Glance

Manufacturer of Instruments and Consumables for Quality Control

- "MLAB" on the NASDAQ
- ~$500M Market Cap
- Founded 1982, Public 1984
- ~350 Employees

- FY2017 Revenues of $94M
- Gross Profit Margin 57%
- Adjusted Op. Income of 26%
- Average Growth of 17%/year

Revenues by Division



9%
13%
37%
41%
Instruments
Biological Indicators
Cold Chain Monitoring
Cold Chain Packaging

Revenues by Source



5%
10%
20%
65%
North America
Europe
Asia Pacific
Rest of World

MesaLabs

Macro Growth Drivers

	Biological Indicators	Instruments	Cold Chain Monitoring	Cold Chain Packaging
Regulatory	✓	✓	✓	✓
Healthcare	✓	✓	✓	✓
Safety	✓	✓	✓	✓
Environmental		✓		✓
High Growth Markets	✓	✓		

MesaLabs

Locations



Manufacturing / Laboratories
★ Lakewood, Colorado (HQ)
★ Bozeman, Montana
★ Butler, New Jersey
★ Markham, Ontario

Sales and Customer Support
★ Marlton, New Jersey
★ Lyon, France
★ Addison, Texas
★ Traverse City, Michigan

MesaLabs

Growth Strategy

- **Quality control tools, services and consumables serving regulated markets with stable long term growth**
- **Organic growth 3% - 5% per year**
- **Acquisition growth ~10% - 15% per year**
- **Develop the infrastructure, processes and team to support our high growth strategy**

MesaLabs

Growth Via Acquisition

Instruments
Biological Indicators
Cold Chain Monitoring
Cold Chain Packaging

1984 - 1999	2006 - 2009	2010 - 2013	2014 - Today
DataTrace Nusonics Automata	Raven Torqo	SGM Biotech Apex Bios Suretorque Amega Tempsys	Amilabo BGI PCD Infitrak North Bay 12 EU Distrib. Pulse HansaMed ATS Rapid Aid Freshloc

MesaLabs

Biological Indicators

Markets

- Pharmaceutical and Medical Device
- Hospitals
- Dental Offices

Applications (Sterilization)

- Steam
- Ethylene Oxide
- Hydrogen Peroxide
- Radiation
- Dry Heat



Incubators



Specialty


PCD
Bacillus atrophaeus

Challenge Devices


BACTERIAL SPORE TEST STRIP
RAVEN BIOLOGICAL LABORATORIES, INC.
Lot #1161551 Exp 8/01

Spore Strips



Self-Contained



Lab Services

Instruments

Markets

- Dialysis
- Pharmaceutical
- Medical Device
- Food and Beverage
- Industrial Safety
- Metrology
- Environmental Testing



Dialysis Meters



Data Loggers



Gas Flow Calibrators



Air Quality Monitors



Cap Torque Testers

Cold Chain Monitoring

Markets

- Pharmaceutical
- Medical Device
- Hospitals/Clinics
- Transportation
- Blood Banks

Applications

- Manufacturing
- Warehouse
- In Transit
- Point of Use



Reporting
Alarming
Parameter Monitoring
Network or Internet
Mesh Router
Mesh Router
Pressure
Humidity
Contact Closure
Current
Vibration
Temperature
Flow
Level
Power
Temperature
Mesh Router
Smart Sensor

MesaLabs

Cold Chain Packaging

Markets

- Pharmaceutical Manufacturing
- Pharmaceutical Distribution
- Specialty Pharmacy



Consulting and Testing Services





Qualified Packaging Systems

Division Synergies

Pharmaceutical Supply Chain



Continuous Monitoring
(Alarming, Countermeasures)
Drug Manufacturer
Wholesalers
Distributor
Delivery
Cold Chain Packaging
(Environment Management)
Instruments - Data Loggers
(Validation)

MesaLabs

Revenues



$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Revenues ($000)
CAGR = 17%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

MesaLabs

Earnings



Net Income
Adjusted Operating Income
AOI CAGR = 14%
Income ($000)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

Earnings Per Diluted Share, Dividends



Regular Dividend
Net Income
Adjusted Operating Income
Per Diluted Share ($)
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

FYE – March 31

MesaLabs

Share Price


Share Price ($)
$160
$140
$120
$100
$80
$60
$40
$20
$0
9/12/2007
9/12/2008
9/12/2009
9/12/2010
9/12/2011
9/12/2012
9/12/2013
9/12/2014
9/12/2015
9/12/2016
9/12/2017

Questions??

Key Contacts:
Gary Owens, President and CEO
John Sakys, VP Finance and CFO
John Sullivan, Chairman, Investor Relations
InvestorRelations@mesalabs.com
Phone – 303-987-8000